EXHIBIT C



[NORWEST BUSINESS CREDIT LETTERHEAD]
                                              Norwest Business Credit, Inc.
                                              1740 Broadway
                                              Denver, Colorado  80274-8625
                                              303/863-8593
                                              FAX: 303/863-4904


April 2, 1997



Mr. Alan Kessock
Vice President - Finance
Ultimate Electronics, Inc.
321 A W. 84th Avenue
Thornton, Colorado  80221

                  RE:  COMMITMENT FOR TERM LOAN

Dear Alan:

     Norwest Bank of Colorado, National Association ("Norwest") and Norwest Business Credit, Inc. ("NBCI") are pleased to present Ultimate Electronics, Inc. this commitment for the term loan described below. This commitment is expressly conditioned as set forth in the Conditions Precedent paragraph below.

BORROWER:                            Ultimate Electronics, Inc.

FACILITY:                            Committed term loan made in a single
                                     advance equal to $5,000,000 ("Term Loan").
                                     The Term Loan will be participated to
                                     existing participants according to their pro rata shares. This commitment by Norwest and NBCI is conditioned upon obtaining final approval from the participants.

BORROWING                            BASE: The overall Borrowing Base for the
                                     Borrower's credit facilities, including the
                                     Term Loan, is equal to 70% of Acceptable
                                     Inventory. Acceptable Inventory shall be as defined in Borrower's current Credit
                                     Agreement dated as of November 21, 1996
                                     with Norwest and NBCI.

PURPOSE: The Term Loan shall be used to fund the acquisition of Audio King Corporation.



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Ultimate Electronics, Inc.
April 2, 1997
Page 2


MATURITY DATE:                       The maturity date of the Term Loan shall be
                                     two years from the date of closing.

AMORTIZATION:                        The Term Loan shall amortize in 60 equal
                                     monthly payments of $83,333.33 with a
                                     balloon at maturity of $3,083,333.33.

COLLATERAL:                          The Term Loan shall be secured by a first
                                     priority interest in all accounts
                                     receivable, inventory and proceeds, general intangibles, and any unencumbered machinery and equipment (as defined in the Security
                                     Agreement). The Term Loan shall be
                                     cross-collateralized with Borrower's
                                     existing line of credit as provided for in the Credit Agreement.

INTEREST RATE: The interest rate on the Term Loan shall be equal to Norwest's Base Rate plus 0.5%, floating, payable monthly in arrears and calculated on the basis of actual days elapsed in a year of 360 days.

                                     The spread over Base Rate shall be adjusted annually on March 1st of each year based on the ratio of Funded Debt to EBITDA as of Borrower's fiscal year-end. The rate adjustment shall be based initially on Borrower's internally prepared financial statements and any change resulting form any audit adjustments shall be retroactive to March 1st.

                                     FUNDED DEBT/EBITDA               BASE RATE
                                           greater than/
                                           equal to 2.5:1           Base + 0.5%
                                           greater than/
                                           equal to 2.0:1
                                           less than 2.5:1          Base + 0.25%
                                           less than 2.0            Base Rate

                                     The default rate of interest shall
                                     be Norwest's Base Rate plus 5.0%.
                                     Norwest's Base Rate shall mean the
                                     rate of interest publicly announced
                                     by Norwest from time to time as its
                                     Base Rate.

FACILITY FEE:                        1/8% of the amount of the Term Loan per
                                     annum.

AGENCY FEE:                          1/8% of the amount of the Term Loan per
                                     annum.






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Ultimate Electronics, Inc.
April 2, 1997
Page 3


TERMINATION                          FEE: If the Term Loan is prepaid
                                     prior to the Maturity Date, there
                                     shall be a prepayment fee of 1.5% of
                                     the Term Loan during the first year
                                     and 1% during the second year. The
                                     Termination Fee shall be waived if
                                     the Term Loan is refinanced by a
                                     subsidiary of Norwest Corporation.

COLLATERAL AUDIT AND OTHER EXPENSES: All costs incurred by Norwest and NBCI for its initial due diligence collateral audit of Audio King Corporation and subsequent collateral audit examinations will be billed on an hourly basis per analyst (currently $50.00 per hour) plus actual out-of-pocket expenses. Upon completion of the initial due diligence audit, Norwest shall determine the frequency (anticipated to be quarterly) and other requirements for future audits. Provided that the Borrower is not in Default under its Credit Agreement, Norwest and NBCI will agree to limit Borrower's obligation to reimburse them for the cost of the audits to a mutually agreed upon amount.

                                     In addition to collateral audits,
                                     Borrower shall be responsible for
                                     any and all reasonable expenses of
                                     Norwest and NBCI for documentation
                                     and administration of the loan,
                                     including without limitation, legal
                                     fees and expenses, filing fees,
                                     collateral appraisal costs and costs
                                     for any subsequent amendments or
                                     documentation changes.

BORROWING BASE,
COLLATERAL AND
FINANCIAL REPORTING:                 Borrowing Base, collateral and financial
                                     reporting requirements are expected to
                                     remain the same as those contained in the Credit Agreement.

OTHER TERMS AND
CONDITIONS:                          Borrower will be required to execute and
                                     deliver to Norwest and NBCI such documents, instructions,






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Ultimate Electronics, Inc.
April 2, 1997
Page 4


                                     certifications, opinions and
                                     assurances as may be requested for
                                     the funding of the Term Loan on the
                                     basis outlined above. All
                                     documentation shall be subject to
                                     the approval of Norwest, NBCI, and
                                     its legal counsel as to form and
                                     substance. The Term Loan shall be
                                     documented as an amendment to
                                     Borrower's Credit Agreement and
                                     shall be subject to the conditions
                                     thereof.

CONDITIONS PRECEDENT
TO CLOSING AND FUNDING:              1.       Satisfactory due diligence
                                              collateral audit of Audio
                                              King Corporation.
                                     2.       Satisfactory completion of an
                                              inventory appraisal of
                                              Audio King Corporation.
                                     3.       No material adverse change in
                                              the financial condition of
                                              Borrower since the date of its
                                              most recent financial statement
                                              provided to Norwest.
                                     4.       Receipt of current interim
                                              financial statements.
                                     5.       Receipt of all Landlord Waivers
                                              acceptable to Norwest and NBCI.
                                              Audio King inventory will not be
                                              included in the Borrowing
                                              Base until all Landlord
                                              Waivers relating to the
                                              Audio King inventory are
                                              received.
                                     6.       Execution of Loan Documents as
                                              described above.
                                     7.       Approval by Norwest and NBCI of
                                              new financial
                                              covenants which will govern
                                              the credit facilities
                                              following the Audio King
                                              acquisition.

         This commitment to extend the Term Loan to the Borrower shall expire if each condition precedent or the Loan Documents have not been fully executed by 5:00 p.m. (Denver time) on May 30, 1997.

         Please indicate your acceptance of this commitment by signing below and returning it to the attention of Pam Klempel by no later than April 15, 1997. NBCI shall initiate the documentation process upon receipt of this signed letter. Please contact Pam






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Ultimate Electronics, Inc.
April 2, 1997
Page 5

Klempel at (303) 863-4842 should you have any questions or require additional information.

Sincerely,


NORWEST BUSINESS CREDIT, INC.

By:        /S/ PAMELA KLEMPEL
         ----------------------------------
         Pamela Klempel

Its:       /S/ ASSISTANT VICE PRESIDENT
         ----------------------------------
         Assistant Vice President


NORWEST BANK COLORADO, NATIONAL ASSOCIATION

By:         /S/ DAVID S. MAZAR
         ----------------------------------

Its:        /S/ VICE PRESIDENT
         ----------------------------------

ULTIMATE ELECTRONICS, INC.

By:      ----------------------------------

Its:     ----------------------------------